UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 18, 2013
(September 18, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On September 18, 2013, PNM Resources, Inc.’s (“PNMR”) wholly-owned subsidiary, Texas-New Mexico Power Company (“TNMP”), entered into a $75.0 million secured second amended and restated credit agreement among TNMP, the lenders party thereto, and KeyBank National Association (“KeyBank”), as administrative agent (the “TNMP 2013 Revolving Credit Agreement”), which will mature on September 18, 2018 and is filed as Exhibit 10.1 to this Current Report.  The TNMP 2013 Revolving Credit Agreement amends and restates in its entirety the $75.0 million secured amended and restated credit agreement, dated as of December 16, 2010 (which amended and restated the credit agreement dated as of April 30, 2009), among TNMP, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

    The TNMP 2013 Revolving Credit Agreement provides TNMP with a revolving credit facility for up to $75.0 million, beginning on September 18, 2013.  The TNMP 2013 Revolving Credit Agreement is described in Item 2.03 of this Current Report, which description is incorporated by reference into this Item 1.01.  Borrowings under the TNMP 2013 Revolving Credit Agreement are secured by $75.0 million aggregate principal amount of a series of first mortgage bonds of TNMP (the “Series 2009C Bonds”) issued on April 30, 2009, pursuant to the First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), between TNMP and Union Bank, N.A. (as successor trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of April 30, 2009, between TNMP and the Trustee (the “Third Supplemental Indenture”), as amended by a First Amendment, dated as of December 16, 2010, between TNMP and the Trustee (the “Amendment”).  The Original Indenture was filed as Exhibit 4.1 to the Form 8-K filed on March 27, 2009, the Third Supplemental Indenture was filed as Exhibit 4.1 to the Form 8-K filed on May 6, 2009, and the Amendment was filed as Exhibit 4.1 to the Form 8-K filed on December 17, 2010.

    The bank that is the administrative agent and a lender under the TNMP 2013 Revolving Credit Agreement performs normal banking and investment banking and advisory services for TNMP and its affiliates from time to time for which it receives customary fees and expenses.

    The Series 2009C Bonds are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws.  This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the Series 2009C Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    The Series 2009C Bonds, and the Original Indenture and Third Supplemental Indenture, as amended by the Amendment, pursuant to which the Series 2009C Bonds were issued, are discussed above under Item 1.01, which discussion is incorporated by reference into this Item 2.03.

    The TNMP 2013 Revolving Credit Agreement allows TNMP to borrow up to $75.0 million on or prior to September 17, 2018.  Borrowings must be repaid under the TNMP 2013 Revolving Credit Agreement by September 18, 2018.  TNMP paid a commitment fee and other fees on September 18, 2013, and must pay interest on its borrowings from time to time thereafter.  Borrowing under the TNMP 2013 Revolving Credit Agreement is conditioned on the ability of TNMP to make certain representations.

The TNMP 2013 Revolving Credit Agreement includes customary covenants, including requirements to not exceed a maximum consolidated debt-to-consolidated capitalization ratio.  The TNMP 2013 Revolving Credit Agreement also includes customary events of default.  The TNMP 2013 Revolving Credit Agreement has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the TNMP 2013 Revolving Credit Agreement and/or declare the obligations outstanding under the TNMP 2013 Revolving Credit Agreement to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.  The TNMP 2013 Revolving Credit Agreement did not require state regulatory approval.

 Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number         Exhibit

10.1
Second Amended and Restated Credit Agreement among Texas-New Mexico Power Company, the lenders identified therein and KeyBank National Association, as administrative agent, dated as of September 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. TEXAS-NEW MEXICO POWER COMPANY (Registrants)

Date: September 18, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)

4